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                                                                    EXHIBIT 23.1

             CONSENT OF DELOITTE & TOUCHE LLP, INDEPENDENT AUDITORS


    We consent to the incorporation by reference in this Amendment No. 2 to Registration Statement No. 333-71967 of CellNet Data Systems, Inc. on Form S-3 of our report dated February 2, 1999, appearing in the Annual Report on Form 10-K of CellNet Data Systems, Inc. for the year ended December 31, 1998 and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.



/s/ Deloitte & Touche LLP
San Jose, California
June 9, 1999